Exhibit 4.1(b)

____________________________

TOYOTA MOTOR CREDIT CORPORATION

AND

BANKERS TRUST COMPANY,

as Trustee with respect to such series of Securities

as shall be designated from time to time

pursuant to the terms hereof

AND

THE CHASE MANHATTAN BANK, N.A.,

as Trustee with respect to such series of Securities

as shall be designated from time to time

pursuant to the terms hereof

____________________________

FIRST SUPPLEMENTAL INDENTURE

Dated as of October 1, 1991

____________________________

Debt Securities

Supplemental to Indenture Dated as of August 1, 1991

FIRST SUPPLEMENTAL INDENTURE, dated as of October 1, 1991, among TOYOTA MOTOR CREDIT CORPORATION, a corporation duly organized and existing under the laws of the State of California (hereinafter called the “Company”), having its principal executive office located at 19001 South Western Avenue, Torrance, California 90509, and BANKERS TRUST COMPANY, a banking corporation duly organized and existing under the laws of the State of New York (hereinafter called a “Trustee”), having its Corporate Trust Office located at Four Albany Street, New York, New York 10006, and THE CHASE MANHATTAN BANK, N.A., a national banking organization duly organized and existing under the laws of the United States of America (hereinafter called a “Trustee”), having its Corporate Trust Office located at One New York Plaza, New York, New York 10081.

RECITALS

The Company and The Chase Manhattan Bank, N.A., as Trustee, have heretofore entered into an Indenture dated as of August 1, 1991 (hereinafter called the “Original Indenture”) to provide for, among other things, the issuance from time to time of Securities, unlimited as to principal amount, all as provided in the Original Indenture.

Section 901 of the Original Indenture provides, in part that, without the consent of any Holder, the Company, when authorized by a Board Resolution, and the Trustee may enter into one or more indentures supplemental to the Original Indenture to amend or supplement any provision contained therein or in any other supplemental indenture, provided that no such amendment or supplement shall materially adversely affect the interests of the Holders of any Securities then Outstanding.

The Company desires to evidence and provide for the acceptance of the appointment under the Indenture of Bankers Trust Company as a Trustee with respect to such series of Securities as the Company may designate from time to time pursuant to the terms of the Original Indenture and to add to or change certain provisions of the Original Indenture and to add to or change certain provisions of the Original Indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one Trustee.

The Company, pursuant to the foregoing authority, proposes in and by this First Supplemental Indenture to amend the Original Indenture as hereinafter provided but only with respect to Securities which are not Outstanding on the date hereof.

All things necessary to make this First Supplemental Indenture a valid agreement of the Company in accordance when its terms have been done.

NOW, THEREFORE, the Company and each Trustee hereby agrees as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01.     Definitions. (a) For all purposes of this First Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires:

(1)     terms used herein in capitalized form and defined in the Original Indenture shall have the meanings specified in the Original Indenture;

(2)     the words “herein,” “hereof” and “hereto” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision of this Supplemental Indenture; and

(3)     the terms defined in the Recitals herein shall have the meanings specified therein.

(b)     For all purposes of the Original Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1)     the terms defined in this Article have the meanings assigned to them in this Article, and include the plural, as well as the singular; and

(2)     “First Supplemental Indenture” or “this Supplemental Indenture” means this instrument as originally executed or, if amended or supplemented pursuant to the applicable provisions of the Indenture, as amended or supplemented.

ARTICLE II

MODIFICATIONS

SECTION 2.01.     Amendment to Section 101 of the Original Indenture. Section 101 of the Original Indenture is hereby amended by replacing the definition of “Business Day” contained therein with the following:

“’Business Day,’ means, except as may otherwise be provided in the form of Securities of any particular series pursuant to the provisions of the Indenture, with respect to any Place of Payment or other location, each Monday, Tuesday, Wednesday, Thursday and Friday that is not a Legal Holiday in such Place of Payment or other location.”

SECTION 2.02.     Amendment to Section 301 of the Original Indenture. Clause (22) of Section 301 of the Original Indenture is hereby renumbered to be clause (23) and the following new clause (22) is added to Section 301 of the Original Indenture as follows:

“(22) the name of the Trustee or Trustees with respect to such series of Securities; provided, however that no such Trustee shall be named that has not accepted such appointment, either in this Indenture or in an indenture supplemental hereto and provided further that no such Trustee shall be appointed unless such Trustee is eligible in accordance with the provisions of Section 606;”

SECTION 2.03.     Amendment to Section 610 of the Original Indenture. The seventh paragraph of Section 610 of the Original Indenture is hereby amended by replacing such paragraph contained therein with the following:

“This is one the Securities of the series designated herein referred to in the within-mentioned Indenture.

[Name of Trustee with respect to such series of Securities]

By
as Authenticating Agent

By
Authorized Signatory”

SECTION 2.04.     Amendment to Section 901 of the Original Indenture. Section 901 of the Original Indenture is hereby amended by adding the following at the end thereof:

“Notwithstanding the foregoing, any indenture supplemental hereto, which is entered into pursuant to this Section 901 to evidence and provide for the acceptance of appointment hereunder by a Trustee with respect to Securities which are not Outstanding on the date of such supplemental indenture, shall be entered into by the Company and such Trustee and need not entered into, or otherwise approved, by any other Trustee; provided, however, that the terms of such supplemental indenture shall apply only to Securities for which such Trustee shall act in such capacity.”

ARTICLE III

APPOINTMENT OF BANKERS TRUST COMPANY

SECTION 3.01.     Appointment of Bankers Trust Company. The Company hereby appoints Bankers Trust Company to act as Trustee under the Indenture with respect to any Securities in connection with which Bankers Trust Company is established as Trustee pursuant to Section 301 of the Indenture.

SECTION 3.02.     Acceptance of Bankers Trust Company. Bankers Trust Company hereby accepts its appointment as a Trustee under the Indenture, and hereby agrees to comply with the terms, conditions, covenants and agreements contained in the Indenture which are applicable to it as a Trustee.

SECTION 3.03.     Administrative Procedures. The Company hereby acknowledges that any actions taken by the Trustee pursuant to administrative procedures then in effect, as agreed to by the Company, shall be deemed to be included as part of the administration of the trust or trusts as contemplated by paragraph (3) of Section 605 of the Indenture.

ARTICLE IV

MISCELLANEOUS PROVISIONS

SECTION 4.01.     Representations, Warranties and Covenants of the Company. The Company makes and reaffirms as of the date of execution of this Supplemental Indenture all of its representations, warranties, covenants and agreements set forth in the Original Indenture.

SECTION 4.02.     Representations, Warranties and Covenants of the Trustees. Each of the Trustees makes and/or reaffirms, as the case may be, as of the date of execution of this Supplemental Indenture all of its respective representations, warranties, covenants and agreements set forth in the Original Indenture.

SECTION 4.03.     Effectiveness of Amendments. Notwithstanding any other provisions hereof, all amendments to the Original Indenture made hereby shall have effect only with respect to Securities which are not Outstanding on the date hereof, and not with respect to Securities which are Outstanding on the date hereof.

SECTION 4.04.     Trustees Not Responsible for Recitals. The recitals contained herein shall be taken as the statements of the Company, and neither Trustee assumes any responsibility for their correctness. The Trustees make no representations as to the validity or sufficiency of this Supplemental Indenture, except each Trustee respectively represents that it is duly authorized to execute and deliver this Supplemental Indenture and perform its obligations hereunder and the statements made by it in a Statement of Eligibility and Qualification on Form T-1 supplied to the Company by it are true and accurate, subject to the qualifications set forth therein.

SECTION 4.05.     Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 4.06.     Successors and Assigns. All covenants and agreements in this Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 4.07.     Separability Clause. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 4.08.     Benefits of Indenture. Nothing in this Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Security Registrar and their respective successors under the Indenture and the Holders of Securities or Coupons, any benefit or any legal or equitable right, remedy or claim under the Indenture.

SECTION 4.09.     Governing Law. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and instruments entered into and, in each case performed in said state.

SECTION 4.10.     Continued Effect of Original Indenture. Except as amended or supplemented by this Supplemental Indenture, the terms, conditions, covenants and agreements set forth in the Original Indenture shall continue in full force and effect.

* * *

This Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

TOYOTA MOTOR CREDIT CORPORATION

[Seal]		By:	/s/ Yale Gieszl

Attest:

/s/ illegible
Assistant Secretary

BANKERS TRUST COMPANY,
as Trustee

[Seal]		By:	/s/ illegible

Attest:

/s/ Valerie Dunbar
Trust Officer

THE CHASE MANHATTAN BANK, N.A.,
as Trustee

[Seal]		By:	/s/ J.D. Heany

Attest:

/s/ illegible
Trust Officer